UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2005

ORTEC INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27368	11-3068704
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3960 Broadway, New York, New York	10032
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 740-6999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into Material Definitive Agreement

On June 27, 2005 we granted 460,000 shares of our common stock to certain executive officers and other employees pursuant to a 1,800,000 restricted share grant allocation approved by our Board of Directors in December 2003. Grants of an aggregate of 295,000 shares were made to our Chief Operating and Chief Financial Officers. Grants of an aggregate of 165,000 shares to three employees were conditioned on meeting certain performance criteria. Assuming achievement of the performance criteria the total 460,000 shares will vest in five equal monthly installments commencing January 1, 2007. However, the portion of the shares not vested will be forfeited if the officer or employee is then no longer employed by us. These restricted shares carry certain registration rights. The issuance of the shares are exempt from registration pursuant to Section 4(2) of the Act, as transactions by an issuer not involving any public offering, and because such grants do not constitute sales of securities.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit No.	Description
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4.1	Form of Restricted Stock Award.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2005

ORTEC INTERNATIONAL, INC.

By: /s/ Alan W. Schoenbart

Alan W. Schoenbart

Chief Financial Officer